FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $10,500.00 AND FLORIDA NON-RECURRING INTANGIBLE TAXES IN THE AMOUNT OF $6,000.00 ARE BEING PAID UPON RECORDATION OF THIS INSTRUMENT.

MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

This MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (hereafter referred to as "Mortgage") made as of February 24, 2004, by and between, AEROSONIC CORPORATION, whose address is 1212 North Hercules Avenue, Clearwater, Florida  33765 ("Mortgagor") and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, whose address is 214 North Hogan Street - FL0070, Jacksonville, Florida  32202 ("Bank").

W I T N E S S E T H :

To secure payment and performance of obligations under a Promissory Note dated February 16, 2004, in the amount of $3,000,000.00, made by Mortgagor payable to Bank (as it may be modified or renewed and including any substitute therefor, called the “Note”), the Credit Agreement, as hereafter defined (but excluding all notes other than the Note), this Mortgage, and present or future swap agreements (as defined in 11 U.S.C. § 101) between Bank or any of its affiliates and Mortgagor, and any renewals, extensions, novations, or modifications of the foregoing (collectively the "Obligations"), and in consideration of these premises and for other consideration, Mortgagor does mortgage, grant and convey unto Bank (for itself and its affiliates), its successors and assigns, all of Mortgagor's right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the "Property"):  (i) all those certain tracts of land in the County of Pinellas, State of Florida described in EXHIBIT A attached hereto and made part hereof (the "Land"); (ii) all buildings and improvements now or hereafter erected on the Land; (iii) all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to, situated or installed in or upon, or used in the operation or maintenance of, the Land or any buildings or improvements situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the Land; (iv) all building materials, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, any construction, repair or renovation of the buildings and improvements situated or to be situated thereon; (v) all leases, licenses or occupancy agreements of all or any part of the Land and all extensions, renewals, and modifications thereof, and any options, rights of first refusal or guarantees relating thereto; all rents, income, revenues, security deposits, issues, profits, awards and payments of any kind payable under the leases or otherwise arising from the Land; (vi) all contract rights, accounts receivable and general intangibles relating to the Land or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies; (vii) all estates, rights, tenements, hereditaments, privileges, easements, and appurtenances of any kind benefiting the Land; all means of access to and from the Land, whether public or private; and all water and mineral rights; (viii) all assets described on EXHIBIT B; and (ix) all "Proceeds" of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the jurisdiction where this Mortgage is recorded (the “UCC”), whether cash or non-cash, and including insurance proceeds and condemnation awards; and all replacements, substitutions and accessions thereof.

In the event that Mortgagor is the owner of a leasehold estate with respect to any portion of the Property and Mortgagor obtains a fee estate in such portions of the Property, then, such fee estate shall automatically, and without further action of any kind on the part of the Mortgagor, be and become subject to the security title and lien of this Agreement.

TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Mortgagor’s in and to the Property unto Bank, its successors and assigns, forever.

Mortgagor WARRANTS AND REPRESENTS that Mortgagor is lawfully seized of the Property, in fee simple, absolute, that Mortgagor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances except the Permitted Liens, as defined in the Revolving and Term Credit and Security Agreement by and among the Bank, Mortgagor and Avionics Specialties, Inc. of even date herewith, as it may be modified from time to time (the “Credit Agreement”).  Mortgagor further warrants and will forever defend all and singular the Property and title thereto to Bank and Bank's successors and assigns, against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS that if (i) all the Obligations (including without limitation, all termination payments and any other amounts due under or in connection with any swap agreements (as defined in 11 U.S.C. § 101) secured hereunder) are paid in full, (ii) each and every representation, warranty, agreement, covenant and condition of this Mortgage, and the other Loan Documents (as defined in the Note), are complied with and abided by, and (iii) any and all swap agreements (as defined in 11 U.S.C. § 101) secured hereunder have matured or been terminated, then this Mortgage and the estate hereby created shall cease and be null, void, and canceled of record.

To protect the security of this Mortgage, Mortgagor further represents and agrees with Bank as follows:

Payment of Obligations.  That the Obligations shall be timely paid and performed.

Future Advances.  This Mortgage is given to secure not only existing Obligations, but also future advances, including obligations under swap agreements made, and future swap agreements (as defined in 11 U.S.C. § 101) entered into with Bank or any of its affiliates, within 20 years of the date of this Mortgage to the same extent as if such future advances and swap agreements are made on the date of the execution of this Mortgage; provided that such advances are subject to a written agreement that they will be subject to this Mortgage.  The principal amount that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed $10,000,000.00, plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured hereby. Mortgagor shall not execute any document that impairs or otherwise impacts the priority of any existing or future Obligations secured by this Mortgage.

Grant of Security Interest in Personal Property.  This Mortgage constitutes a security agreement under the UCC and shall be deemed to constitute a fixture financing statement.  Mortgagor hereby grants a security interest in any personal property included in the Property.  On request of Bank, Mortgagor will execute one or more Financing Statements in form satisfactory to Bank and will pay all costs and expenses of filing the same in all public filing offices, where filing is deemed desirable by Bank.  Bank is authorized to file Financing Statements relating to the Property without Mortgagor's signature where permitted by law.  Mortgagor appoints Bank as its attorney-in-fact to execute such documents necessary to perfect Bank's security interest on Mortgagor's behalf.  The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

Nothing herein obligates Bank to provide credit in excess of the Obligations.

Leases, Subleases and Easements.  Mortgagor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Mortgagor shall not, without the consent of Bank, enter into any new lease of all or any portion of the Property, agree to the cancellation or surrender under any lease of all or any portion of the Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Bank shall be void as against Bank.

Required Insurance.  Mortgagor shall maintain with respect to the Property:  (i) during construction of any improvements on the Property, "all-risk" builders risk insurance which must include windstorm, hail damage, fire and vandalism (non-reporting Completed Value with Special Cause of Loss form), in an amount not less than the completed replacement value of the improvements under construction, naming Bank as mortgagee and loss payee; (ii) upon completion of construction, upon occupancy of any improvements, and at all other times, insurance against loss or damage by fire and other casualties and hazards by insurance written on an "all risks" basis, in an amount not less than the replacement cost thereof, including coverage for loss of rents or business interruption if applicable, naming Bank as loss payee and mortgagee; (iii) if the Property is required to be insured pursuant to the National Flood Reform Act of 1994, and the regulations promulgated thereunder, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure, naming Bank as mortgagee and loss payee. If, after closing, the Property (or any part thereof) is remapped and if the vertical improvements are determined to be located in a special flood hazard area, Mortgagor must obtain and maintain a flood insurance policy.  If, within forty-five (45) days of receipt of notification from Bank that the Property has been reclassified by FEMA as being located in a special flood hazard area, Mortgagor has not provided sufficient evidence of flood insurance, Bank is mandated under federal law to purchase flood insurance on behalf of Mortgagor, and Bank will add the associated costs to the principal balance of the Mortgage Note.  If the land or any portion thereof is located in a special flood hazard area, this Agreement may be terminated by Bank at its sole option; (iv) as applicable, insurance which complies with the workers’ compensation and employers’ liability laws of all states in which Mortgagor shall be required to maintain such insurance; and (v) liability insurance providing coverage in such amount as Bank may require but in no event less than $1,000,000.00 combined single limit, naming Bank as an additional insured; and (vi) such other insurance as Bank may require from time to time.

All property insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Bank that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor and the further agreement (within both the property and liability policies) of the insurer waiving rights of subrogation against Bank, and rights of set-off, counterclaim or deductions against Mortgagor.

All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts satisfactory to Bank.  At least 30 days prior to the expiration of each such policy, Mortgagor shall furnish Bank with evidence satisfactory to Bank that such policy has been renewed or replaced or is no longer required hereunder.  All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Bank.  In the event Mortgagor fails to provide, maintain, keep in force, and furnish to Bank the policies of insurance required by this paragraph, Bank may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Bank chooses, at Mortgagor's expense; provided however, Bank shall have no responsibility to obtain any insurance, but if Bank does obtain insurance, Bank shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Mortgagor.

Insurance Proceeds.  After occurrence of any loss to any of the Property, Mortgagor shall give prompt written notice thereof to Bank.

In the event of such loss all insurance proceeds, including unearned premiums, shall be payable to Bank, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Bank and not to Bank and Mortgagor jointly.  Bank is hereby authorized by Mortgagor to make proof of loss if not promptly made by Mortgagor, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Mortgagor appoints Bank as its attorney-in-fact to receive and endorse any insurance proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.  Mortgagor shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction.  Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Bank as security for payment of the Obligations.

In the event of any damage to or destruction of the Property, Bank shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Bank may determine, (ii) restoration, replacement or repair of the Property in accordance with Bank’s standard construction loan disbursement conditions and requirements, or (iii) Mortgagor.  Nothing herein shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property as required herein.

Minimum Standards.  In addition to the requirements set forth in the Loan Documents, all surveys, insurance, title policies, construction documents, environmental reports, payment and performance bonds, and any other due diligence or additional documents required in connection with the Loan Documents, shall comply with Bank’s minimum standards in place from time to time for such documents, which shall be provided in writing by Bank to Borrower upon request.

Impositions; Escrow Deposit.  Mortgagor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively "Impositions") before they become delinquent and in any event in the same calendar year in which they first become due.  Upon request of Bank, after occurrence of any Default, Mortgagor shall add to each periodic payment required under the Mortgage Note the amount estimated by Bank to be sufficient to enable Bank to pay, as they come due, all Impositions and insurance premiums which Mortgagor is required to pay hereunder.  Payments requested under this provision shall be supplemented or adjusted as required by Bank from time to time.  Such funds may be commingled with the general funds of Bank and shall not earn interest.  Upon the occurrence of a Default, Bank may apply such funds to pay any of the Obligations.

Use of Property.  Mortgagor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the Property.  Mortgagor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property.  Mortgagor shall not allow changes in the stated use of Property from that disclosed to Bank at the time of execution hereof.  Mortgagor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Bank.

Maintenance, Repairs and Alterations.  Mortgagor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Bank.  Mortgagor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Bank.  Mortgagor shall promptly notify Bank in writing of any material loss, damage or adverse condition affecting the Property.

Eminent Domain.  Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding ("Condemnation"), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Bank.  Bank shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto.  Bank shall be entitled to make any compromise or settlement in connection with such taking or damage.  All compensation, awards, and damages awarded to Mortgagor related to any Condemnation (the "Proceeds") are hereby assigned to Bank and Mortgagor agrees to execute such further assignments of the Proceeds as Bank may require.  Bank shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein.  Mortgagor appoints Bank as its attorney-in-fact to receive and endorse the Proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

Environmental Condition of Property and Indemnity.  Mortgagor warrants and represents to Bank, except as previously reported by Mortgagor to Bank in writing or contained in any environmental assessment provided to Bank prior to the date hereof, that:  (i) Mortgagor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Mortgagor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time ("Environmental Laws"); (iii) the Property is not and has never been used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants ("Hazardous Materials") in violation of any Environmental Laws; (iv) no Hazardous Materials (including friable asbestos or mold in any form) are located on or under the Property or emanate from the Property, except customary amounts of cleaning material, solvents and other material used in the ordinary course of business in strict compliance with all Environmental Laws; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on the Property; (vii) no action, investigation or proceeding is pending or to Mortgagor’s knowledge threatened which seeks to enforce any right or remedy against Mortgagor or the Property under any Environmental Law; and (viii) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Mortgagor shall assure compliance therewith.

Further, Mortgagor represents to Bank that no portion of the Property is a protected wetland.  Mortgagor agrees to notify Bank immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

Mortgagor shall indemnify, hold harmless, and defend Bank from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys', consultants' or experts' fees of every kind and nature incurred, suffered by or asserted against Bank as a direct or indirect result of:  (i) representations made by Mortgagor in this Section being or becoming untrue in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Mortgage, exist on the Property.  Bank shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples).  The cost of such inspections made after Default or which are required by laws or regulations applicable to Bank shall be borne by Mortgagor.  However, Mortgagor's indemnity shall not apply to any negligent or intentional act of Bank which takes place after foreclosure or satisfaction of this Mortgage.  These indemnification obligations are in addition to General Indemnification provisions set forth hereafter.  Mortgagor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

Appraisals.  Mortgagor agrees that Bank may obtain an appraisal of the Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency, any other regulatory agency or, after Default, at such other times as Bank may reasonably require (but not more often than once every three years unless a Default shall exist).  Such appraisals shall be performed by an independent third party appraiser selected by Bank.  The cost of such appraisals shall be borne by Mortgagor.  If requested by Bank, Mortgagor shall execute an engagement letter addressed to the appraiser selected by Bank.  Mortgagor’s failure or refusal to sign such an engagement letter, however, shall not impair Bank's right to obtain such an appraisal.  Mortgagor agrees to pay the cost of such appraisal within 10 days after receiving an invoice for such appraisal.

Inspections.  Bank, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

Liens and Subrogation.  Mortgagor shall pay and promptly discharge all liens, claims and encumbrances upon the Property.  Mortgagor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided:  (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Bank a bond or other security satisfactory to Bank in such amounts as Bank shall reasonably require; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

Bank shall be subrogated to any liens, claims and encumbrances against Mortgagor or the Property that are paid or discharged through payment by Bank or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

Waiver of Mortgagor's Rights.  To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Property, (ii) in any way extending the time for the enforcement of the collection of the Notes or the debt evidenced thereby or any of the other Obligations, rights under the fifth and fourteenth amendments to the Constitution of the United States and any similar rights under the constitutions of any state, and any rights to hearing prior to the exercise by Bank of any right, power, or remedy herein provided to Bank.

To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption (including homestead exemption), appraisement, valuation, stay, extension or redemption, and Mortgagor for themselves and their respective heirs, devisees, representatives, successors and assigns, and for any and all persons claiming any interest in the Property, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, redemption, stay of execution, the benefit of all exemption laws, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.  Mortgagor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

Payments by Bank.  In the event of default in the timely payment or performance of any of the Obligations, Bank, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Mortgagor is obligated.  Further, Bank may pay such sums as Bank deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation and pay attorneys' fees and other fees and costs to enforce this Mortgage or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including bankruptcy or arbitration.  Any amounts so paid shall bear interest at the default rate stated in the Notes and shall be secured by this Mortgage.

Indemnification.  Mortgagor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted against Bank on account of (i) the Loan Documents or any failure or alleged failure of Mortgagor to comply with any of the terms or representations of this Mortgage; (ii) any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Mortgagor to comply with any law, rule or regulation applicable to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Mortgagor (other than self-insurance) with respect to such Damages, (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank relating in any way to or any matter contemplated by the Loan Documents, (v) any claim for brokerage fees or such other commissions relating to the Property or any other Obligations, or (vi) any and all liability arising from any leases related to the Property.  Nothing contained herein shall require Mortgagor to indemnify Bank for any Damages resulting from Bank's gross negligence or its willful and wrongful acts.  The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank.  In the event the Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

Assignment of Rents.  Mortgagor hereby absolutely assigns and transfers to Bank all the leases, rents, issues and profits of the Property (collectively "Rents").  Although this assignment is effective immediately, so long as no Default exists, Bank gives to and confers upon Mortgagor the privilege under a revocable license to collect as they become due, but not prior to accrual, the Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Mortgagor for all such Rents.  Mortgagor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents.  Upon any occurrence of Default, the license granted to Mortgagor herein shall be automatically revoked without further notice to or demand upon Mortgagor, and Bank shall have the right, in its discretion, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, (i) to enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Bank or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Mortgagor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys' fees, to the Obligations in such order and manner as Bank may determine or as otherwise provided for herein.  Bank’s exercise of any one or more of the foregoing rights shall not cure or waive any Default or notice of Default hereunder.

Due on Sale or Further Encumbrance or Transfer of an Interest in Mortgagor.  Without the prior written consent of Bank in each instance, Mortgagor shall not (i) sell, convey, transfer or encumber the Property, or any part thereof or interest therein, whether legal or equitable, (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property.  A "transfer" of the Property includes:  (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property ;and (c) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

Bank’s consent to any conveyance or encumbrance may be conditioned upon an increase in the interest rate specified in the Notes (or other Obligations), an extension or curtailment of the maturity of the Obligations, or other modification of the Notes or this instrument.

Remedies of Bank on Default.  Failure of Mortgagor or any other person liable to timely pay or perform any of the Obligations beyond any applicable grace periods, or the occurrence of any Default, as defined in the Note (the reference herein and in the Note to the Credit Agreement shall mean such agreement as it may be modified from time to time and such references shall continue to be effective notwithstanding the termination of such Credit Agreement), or the occurrence of an Event of Default, as defined in the Credit Agreement, is a default ("Default") under this Mortgage.  Upon the occurrence of Default the following remedies are available, without limitation, to Bank:  (i) Bank may exercise any or all of Bank's remedies under this Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) with Bank or any of its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; (ii) Bank may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Bank) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of:  (a) the Obligations, together with all costs and attorneys' fees; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (c) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Bank in its sole discretion may determine; (iii) Bank  may foreclose this Mortgage pursuant to applicable law and exercise all remedies available under the Uniform Commercial Code or other laws; (iv) Bank may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided.  In the event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to whether Mortgagor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property.

Credit Agreement.  The Mortgagor shall comply with the terms of the Credit Agreement as in effect from time to time.  If such Credit Agreement terminates, the Mortgagor shall continue to comply with, and references herein and in the Note to the Credit Agreement shall mean the Credit Agreement as in effect immediately prior to the termination.

Miscellaneous Provisions.  Mortgagor agrees to the following:  (i) All remedies available to Bank with respect to this Mortgage or available at law or in equity shall be cumulative and may be pursued concurrently or successively.  No delay by Bank in exercising any remedy shall operate as a waiver of that remedy or of any Default.  Any payment by Bank or acceptance by Bank of any partial payment shall not constitute a waiver by Bank of any Default; (ii) Mortgagor represents that Mortgagor (a) is (1) an adult individual and is sui juris, or (2) a corporation, general partnership, limited partnership, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Mortgage and any other Loan Document to which it is a party.  (iii) The provisions hereof shall be binding upon and inure to the benefit of Mortgagor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Bank, its successors and assigns and any future holder of the Notes or other Obligations; (iv) Any notices, demands or requests shall be sufficiently given Mortgagor if in writing and mailed or delivered to the address of Mortgagor shown above or to another address as provided herein and to Bank if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7391, P. O. Box 13327, Roanoke, VA  24040 or Wachovia Bank, National Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA  24011, or such other address as Bank may specify from time to time and in the event that Mortgagor changes Mortgagor’s address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid.  Notices to Bank must include the mail code. (v) This Mortgage may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (vi) All references to “Bank” shall mean to “Bank (for itself and its affiliate)”; (vii) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Mortgage; (viii) If the lien of this Mortgage is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Mortgage shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (ix) This Mortgage shall be governed by and construed under the laws of the jurisdiction where this Mortgage is recorded; (x) Mortgagor by execution and Bank by acceptance of this Mortgage agree to be bound by the terms and provisions hereof).

[Signatures appear on the following page]

004.416114.4

IN WITNESS WHEREOF, Mortgagor has signed and sealed this instrument as of the day and year first above written.

Mortgagor

AEROSONIC CORPORATION

CORPORATE

By: ___________________________________________________

SEAL

Name: David Baldini

 Title: President

Signed, sealed and delivered

before the following witnesses:

Print Name:

Print Name:

Commonwealth of Virginia

County of Albemarle

The foregoing instrument was acknowledged this day by David Baldini, President of Aerosonic Corporation, a Delaware corporation on behalf of the corporation, who is personally known to me or who has produced _____________________ as identification.

Witness my hand and official seal, this _____ day of February, 2004.

_______________________________________, Notary Public

Notary Seal

___________________________________________________

(Printed Name of Notary)

Commission Expires:

________________________________

Commission Number:

________________________________

Table of Contents

    EXHIBIT A

EXHIBIT A

Begin at the Northeast corner of the Southeast ¼ of the Northwest ¼ of SECTION 12, TOWNSHIP 29 SOUTH, RANGE 15 EAST, Pinellas County, Florida, and run thence South 0°16’59” West, along the North-South mid-section line of said section, a distance of 350.0 feet to a point; thence run North 89°20’5” West, a distance of 50.0 for the Point of Beginning, thence run North 89°20’5” West, a distance of 450.0 feet to a point, thence run South 0°16’59” West, a distance of 415.0 feet to a point, thence run South 89°20’5” East, a distance of 450.0 feet, thence run North 0°16’59” East, a distance of 415.0 feet to the Point of Beginning, all in a portion of Tract A of REPLAT OF BLOCKS 1 THROUGH 19 OF MARYMONT, according to the map or plat thereof as recorded in Plat Book 39, Page 31, of the Public Records of Pinellas County, Florida.

004.416114.4

EXHIBIT B

The following, whether now owned or hereafter acquired:

All minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Property described on Exhibit A hereto (herein referred to as "Property") or under or above the same or any part or parcel thereof.

All of the water, sanitary and storm sewer systems which are now or hereafter located by, over, and upon the Property or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes and appurtenances.

All paving for streets, roads, walkways or entrance ways now or hereafter located on the Property or any part or parcel thereof.

All interest as lessor in and to all leases or rental arrangements of the Property, or any part thereof, heretofore made and entered into, and in and to all leases or rental arrangements hereafter made and entered into, together with any and all guarantees of such leases or rental arrangements and including all present and future security deposits and advance rentals.

All rights under agreements to sell or otherwise convey the Property or any collateral listed herein and all cash and noncash proceeds thereof, including purchase money, promissory notes and installment sales agreements, and any rights in collateral or guaranties securing any such notes or other proceeds.

Any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of, or decrease in the value of the Property, all improvements thereof and other collateral in this Exhibit.

All unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of security agreements, and all proceeds or sums payable for the loss of or damage to (a) Property, any instruments thereto, or the collateral described herein, or (b) rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses or on any part of the Property.

All contracts, contract rights, accounts receivable and general intangibles arising from contracts entered into in connection with development, construction upon, or sale of part or all of the Property, including contract or sales deposits, and all proceeds thereof.

All furniture, furnishings, appliances and equipment and all other tangible personal property now or hereafter owned or acquired and now or hereafter located or installed at or in any other improvements on the Property or elsewhere at or on the Property, together with all accessories and parts now attached to or used in connection with any such property or which may hereafter at any time be placed in or added thereto and also any and all replacements and proceeds of any such Property.

All architectural and engineering plans and specifications, surveys, site plans, appraisals, feasibility studies and development proposals, building permits, easements, licenses, permits, agreements and other general intangibles now or hereafter existing pertaining to the Property.

All rights under payment, performance, and other types of bonds relating to the ownership development, construction or operation of the Property of any improvements thereto and all rights under governmental and nongovernmental permits, licenses and agreements relating to the ownership, development, construction or operation of the Property or improvements thereto, including rights under any land sale or condominium registrations, development orders and other agreements, permits, orders or rights relating to land use.

All rights under any covenants or restrictions, party wall agreements, set-back agreements, cross-easement agreements and similar agreements now or hereafter affecting the Property, including the right to grant waivers and releases and all other rights of the owner or declarant thereunder.

All substitutions for, amendments to or modifications, extensions or renewals of any collateral herein and all proceeds thereof, in whatever form.

004.416114.41